                         FINA OIL AND CHEMICAL COMPANY,
                                   as Issuer


                                  FINA, INC.,
                                  as Guarantor


                                      and


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee



                              INDENTURE SUPPLEMENT

                           Dated as of July 22, 1996

                                       to

                                   INDENTURE

                           Dated as of July 22, 1996


                                  $125,000,000


                             6 7/8% Notes due 2001

         INDENTURE SUPPLEMENT, dated as of July 22, 1996, among FINA OIL AND CHEMICAL COMPANY, a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), FINA, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture, dated as of July 22, 1996, among the Company, the Guarantor and the Trustee (the "Indenture").

                             PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company, when authorized by its Board of Directors, the Guarantor and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Senior Debt Securities and to specify certain terms of such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Senior Debt Securities with an aggregate principal amount of $125,000,000 to be known as the Company's 6 7/8% Notes due 2001, (the "Notes"), and the Company, the Guarantor and the Trustee are executing and delivering this Indenture Supplement in order to provide for the Notes.

SECTION 1.  Designation.

         The Notes shall be designated as the Company's 6 7/8% Notes due 2001.

SECTION 2.  Date of Notes.

         The Notes which are authenticated and delivered by the Trustee to or upon the order of the Company on the Closing Date for the Notes shall be dated July 22, 1996. All other Notes which are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. For the purposes of this Section 2, "Closing Date" shall mean the date on which the Notes are first executed, authenticated and delivered.

SECTION 3.  Aggregate Principal Amount.

         The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture and this Indenture Supplement is limited to $125,000,000.

SECTION 4.  Interest Rate.

         The Notes shall bear interest at the rate of 6 7/8% per annum.

SECTION 5.  Interest Payment Dates.

         The interest payment dates for the Notes are January 15 and July 15, commencing on January 15, 1997.





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SECTION 6.  Record Date.

         The record date with respect to an interest payment date shall be the first day of the calendar month in which such interest payment date falls, or in the case of defaulted interest, the close of business on any special record date.

SECTION 7.  Denominations of Notes.

         The Notes are issuable in denominations of $1,000 and any integral multiples thereof.

SECTION 8.  Currency of Issuance and Payments.

         The Notes shall be issued in the currency of the United States of America and shall be paid in such currency.

SECTION 9.  Redemption Date and Price.

         Prior to maturity, the Notes will not be redeemable at the option of the Company or otherwise.

SECTION 10.  No Sinking Fund.

         No Sinking Fund will be established with respect to the Notes and the Notes will not be subject to any sinking fund payments by the Company.

SECTION 11.  Form of Notes.

         The Notes shall be in the form attached hereto as Exhibit A.

SECTION 12.  Maturity Date.

         The Notes will mature and be payable in accordance with their terms on July 15, 2001.

SECTION 13.  Interest Accrual Matters.

         Interest on the Notes shall accrue from July 22, 1996, and shall be computed based on a 360-day year comprised of twelve 30-day months.

SECTION 14.  Book-Entry Matters.

         Pursuant to Section 2.02 of the Indenture, the following provisions shall apply to the Notes, notwithstanding anything to the contrary in the
Indenture:

                 (a) The Notes will be issued in fully registered form only. However, except as provided in paragraphs (d), (e) and (f) of this Section 14, the registered owner of all of the Notes initially shall be The Depository Trust Company ("DTC") or its nominee, and such Notes initially shall be registered in the name of DTC or its nominee. Payment





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         of the principal of or interest on Notes registered in the name of DTC or its nominee shall be made in the manner and at the address(es) specified in the Letter of Representations, dated July 22, 1996, from the Company, the Guarantor and the Trustee to DTC, a copy of which is attached hereto as Exhibit B. DTC (and any successor securities depository) and its (or their) participating institutions
         (collectively "Participants") shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Notes (the "Book-Entry System").

                 (b) The Notes shall be initially issued in the form of a separate, single, authenticated, fully registered Note (the "Global Security") which (i) pursuant to Section 2.01 of the Indenture, need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of the Notes issued under this Indenture Supplement, (iii) shall be executed by the Company, endorsed by the Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered by the Trustee to DTC or its nominee or an approved custodian for DTC (which may include the Trustee), (iv) shall be registered in the Senior Debt Security Register in the name of Cede & Co., as nominee of DTC, and (v) shall contain the following legend on the face thereof:

                 Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Notes in definitive certificated form, the Global Security representing the Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

                 (c) The Trustee and the Company may treat DTC or its nominee, or any successor securities depository or nominee thereof (collectively, the "Depository"), as the sole and exclusive owner of the Notes registered in its name for the purposes of payment of the principal of or interest on the Notes, giving any notice permitted or required to be given to holders of the Notes under the Indenture or this Indenture Supplement, registering the transfer of the Notes, obtaining any consent or other action to be taken by holders of the Notes and for all other purposes whatsoever, and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in the Notes under or through the Depository or





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
         any Participant, or any other person which is not shown on the Senior Debt Security Register as being a holder of the Notes, with respect to
         (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal of or interest on the Notes; or
         (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Notes in respect of the principal of or interest on the Notes. The Trustee shall pay all principal of and interest on the Notes only to or upon the order of the registered holder or holders of the Notes, as shown in the Senior Debt Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and interest on the Notes to the extent of the sum or sums so paid. No person other than a holder of the Notes, as shown in the Senior Debt Security Register, shall receive an authenticated Note evidencing the obligation of the Company to make payment of the principal of and interest on the Notes pursuant to the Indenture and this Indenture Supplement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co., and subject to the provisions of the Indenture and this Indenture Supplement, the word "Cede & Co.", as used in this Indenture Supplement, shall refer to each new nominee of DTC.

                 (d) In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Notes, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Notes, then the Trustee shall notify the Depository and the Company, and the Depository will notify the Participants of the availability through the Depository of definitive certificated Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a written order of the Company, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (an "Issuer Order"), for the authentication and delivery of definitive certificated Notes, will authenticate and deliver Notes in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.

                 (e) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Notes or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to the Notes. If a successor Depository for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Notes, will authenticate and deliver Notes in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.





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
                 (f) The Company may at any time and in its sole discretion determine that the Notes shall no longer be represented by a Global Security. In such event the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive certificated Notes, will authenticate and deliver Notes in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture, to the person or persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security and in exchange for such Global Security.

                 (g) Upon the exchange of a Global Security for Notes in definitive certificated form, in authorized denominations, such Global Security shall be cancelled by the Trustee.

                 (h) Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the Notes to any Participant having Notes credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the Notes.

                 (i) In connection with any notice or other communication to be provided to holders of the Notes pursuant to the Indenture and this Indenture Supplement by the Company or the Trustee with respect to any consent or other action to be taken by holders of the Notes, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole record holder of the Notes.

SECTION 15.  Confirmation of FINA, Inc. Guarantee.

         The Guarantor hereby acknowledges and confirms that its Guarantee with respect to each Series of Senior Debt Securities, on the terms and subject to the conditions set forth in Article Three of the Indenture, shall be fully applicable to the Notes.

SECTION 16.  Certain Defined Terms.

         All terms used in this Indenture Supplement which are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are defined in this Indenture Supplement or the context clearly requires otherwise.

SECTION 17. Counterparts.

         This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.





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
SECTION 18.  Governing Law.

         This Indenture Supplement and each Note issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, provided that the rights, duties, immunities and standard of care of the Trustee shall be governed by and construed in accordance with the laws of the United States of America.

SECTION 19.  Acceptance of Trusts.

         Texas Commerce Bank National Association hereby accepts the trusts in this Indenture Supplement declared and provided, upon the terms and conditions herein and in the Indenture set forth.

SECTION 20.  Ratification of Indenture.

         As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                 [Remainder of page intentionally left blank.]





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
         IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                        FINA OIL AND CHEMICAL COMPANY

[SEAL]
                                        By: /s/ Yves Bercy
                                            ------------------------------------
                                            Yves Bercy
                                            Vice President, Chief Financial
ATTEST:                                     Officer and
Treasurer

/s/ Linda Middleton
- -------------------------------
Linda Middleton
Secretary


                                        FINA, INC.

[SEAL]
                                        By: /s/ Yves Bercy
                                            ------------------------------------
                                            Yves Bercy
                                            Vice President, Chief Financial
                                            Officer and Treasurer
ATTEST:

/s/ Linda Middleton
- -------------------------------
Linda Middleton
Assistant Secretary


                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION

[SEAL]
                                        By: /s/ John G. Jones
                                            ------------------------------------
                                            John G. Jones
                                            Vice President and Trust Officer
ATTEST:

/s/ Nancye Patterson
- -------------------------------
Name: N. Patterson
      -------------------------
Title: Vice President
      -------------------------




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
STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )


         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA OIL AND CHEMICAL COMPANY, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of July, 1996.



                                            /s/ Martha L. Christensen
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of Texas

My commission expires:

May 6, 1997                                 /s/ Martha L. Christensen
- ------------------------------              ------------------------------------
                                            Printed Name of Notary Public


STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )


         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of July, 1996.



                                            /s/ Martha L. Christensen
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of Texas

My commission expires:

May 6, 1997                                 /s/ Martha L. Christensen
- ------------------------------              ------------------------------------
                                            Printed Name of Notary Public





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
STATE OF TEXAS                    )
                                  )
COUNTY OF DALLAS                  )


         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared John G. Jones and Nancye Patterson, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and that he executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of July, 1996.



                                            /s/ Doris C. Naylor
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of Texas

My commission expires:

August 3,1997                               /s/ Doris C. Naylor
- ------------------------------              ------------------------------------
                                            Printed Name of Notary Public





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